Exhibit 10.9

ICHOR HOLDINGS LTD.

2012 EQUITY INCENTIVE PLAN

ADOPTED ON MARCH 16, 2012

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SECTION 9.	ADJUSTMENT OF SHARES	8
(a)	General	8
(b)	Mergers and Consolidations; Sale of the Company	8
(c)	Reservation of Rights	8

SECTION 10.	REPURCHASE PROVISIONS	9
(a)	Repurchase Option	9
(b)	Repurchase Price	9
(c)	Repurchase Procedures	9
(d)	Closing	10
(e)	Termination of Repurchase Option	10

SECTION 11.	MISCELLANEOUS PROVISIONS	10
(a)	Securities Law Requirements	10
(b)	No Retention Rights	11
(c)	Treatment as Compensation	11
(d)	Governing Law	11

SECTION 12.	DURATION AND AMENDMENTS	11
(a)	Term of the Plan	11
(b)	Right to Amend or Terminate the Plan	11
(c)	Effect of Amendment or Termination	11

SECTION 13.	DEFINITIONS	12

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ICHOR HOLDINGS LTD. 2012

EQUITY INCENTIVE PLAN

SECTION 1.	ESTABLISHMENT AND PURPOSE.

The purpose of the Plan is to offer selected persons an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest, by acquiring Shares of the Company’s Stock. The Plan provides both for the direct award or sale of Shares and for the grant of Options to purchase Shares. Options granted under the Plan may include Nonstatutory Options as well as ISOs intended to qualify under Section 422 of the Code.

Capitalized terms are defined in Section 13.

SECTION 2.	ADMINISTRATION.

(a) Committees of the Board of Directors. The Plan may be administered by one or more Committees. Each Committee shall consist of two or more members of the Board of Directors who have been appointed by the Board of Directors. Each Committee shall have such authority and be responsible for such functions as the Board of Directors has assigned to it. If no Committee has been appointed, the entire Board of Directors shall administer the Plan. Any reference to the Board of Directors in the Plan shall be construed as a reference to the Committee (if any) to whom the Board of Directors has assigned a particular function.

(b) Authority of the Board of Directors. Subject to the provisions of the Plan, the Board of Directors shall have full authority and discretion to take any actions it deems necessary or advisable for the administration of the Plan. All decisions, interpretations and other actions of the Board of Directors shall be final and binding on all Purchasers, all Optionees and all persons deriving their rights from a Purchaser or Optionee.

SECTION 3.	ELIGIBILITY.

(a) General Rule. Only Employees, Outside Directors and Consultants shall be eligible for the grant of Nonstatutory Options or the direct award or sale of Shares. Only Employees shall be eligible for the grant of ISOs.

(b) Ten-Percent Stockholders. A person who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company, its Parent or any of its Subsidiaries shall not be eligible for the grant of an ISO unless (i) the Exercise Price is at least 110% of the Fair Market Value of a Share on the Date of Grant and (ii) such ISO by its terms is not exercisable after the expiration of five years from the Date of Grant. For purposes of this Subsection (b), in determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

SECTION 4.	STOCK SUBJECT TO PLAN.

(a) Basic Limitation. Not more than twenty-one million (21,000,000) Shares may be issued under the Plan, subject to Subsection (b) below and Section 9(a). All of these Shares may be issued upon the exercise of ISOs. The number of Shares that are subject to Options or other rights outstanding at any time under the Plan shall not exceed the number of Shares that then remain available for issuance under the Plan.

(b) Additional Shares. In the event that Shares previously issued under the Plan are repurchased by the Company, such Shares shall be added to the number of Shares then available for issuance under the Plan. In the event that Shares that otherwise would have been issuable under the Plan are withheld by the Company in payment of the Purchase Price, Exercise Price or withholding taxes, such Shares shall remain available for issuance under the Plan. In the event that an outstanding Option or other right for any reason expires or is canceled, the Shares allocable to the unexercised portion of such Option or other right shall be added to the number of Shares then available for issuance under the Plan.

SECTION 5.	PARTICIPANT ACKNOWLEDGEMENTS.

(a) Acknowledgements. In connection with the grant of any Option and/or the issuance of any Shares pursuant to this Plan, each Participant acknowledges and agrees, that as a condition to any such grant or issuance:

(i) No Duty to Disclosure. The Company will have no duty or obligation to disclose to any Participant, and no Participant will have any right to be advised of, any material information regarding the Company or its Subsidiaries at any time prior to, upon or in connection with the repurchase of any Option or Stock upon the termination of such Participant’s employment with the Company or its Subsidiaries or as otherwise provided under this Plan or any written agreement evidencing the grant of any Option or the issuance of any shares of Stock.

(ii) No Right to Employment. Neither the grant of any Option, the issuance of any Stock nor any provision contained in this Plan or in any written agreement evidencing the grant of any Option or the issuance of any Stock shall entitle such Participant to remain in the employment of the Company or its Subsidiaries or affect the right of the Company to terminate any Participant’s employment at any time for any reason.

(iii) Consultation with Counsel. Such Participant will have consulted, or will have had an opportunity to consult with, independent legal counsel regarding his or her rights and obligations under this Plan and any written agreement evidencing any grant of any Option and he or she fully understands the terms and conditions contained herein and therein.

(iv) Spousal Consent. If the Participant (i) is married at the time of the grant of any Option under this Plan, (ii) becomes legally married (whether in the first instance or to a different spouse) subsequent to a grant of any Option under this Plan but prior to the purchase of any shares of Stock pursuant to this Plan, or (iii) becomes legally married (whether in the first instance or to a different spouse) at any time subsequent to the date such Participant purchases any shares of Stock and prior to the occurrence of a Termination Event, such Participant shall cause his or her spouse to execute and deliver to the Company an executed consent from such

Participant’s spouse in the form of Exhibit 1 attached hereto. Such Participant’s failure to deliver the Company an executed consent in the form of Exhibit 1 at any time when such Participant would otherwise be required to deliver such consent shall constitute such Participant’s continuing representation and warranty that such Participant is not legally married as of such date.

(v) Non-Solicitation. During the term of any Participant’s employment with the Company or any of its Subsidiaries and during the one year period immediately following such Participant’s Termination Date, Participant shall not directly or indirectly through another Person (i) induce or attempt to induce any employee of the Company or any Subsidiary to leave the employ of the Company or such Subsidiary, or in any way interfere with the relationship between the Company or any Subsidiary and any employee thereof or (ii) hire or employ any person who is or was an employee of the Company or any Subsidiary; provided that this Section 5(a)(v) shall not apply to any Participant who is bound by a written agreement with the Company or its Subsidiaries which includes employee non-solicitation and non-competition covenants.

(vi) Confidential Information. The information, observations and data (including trade secrets) obtained by Participant while employed by the Company or any of its Subsidiaries concerning the business or affairs of the Company or any of its Subsidiaries (“Confidential Information”) are the property of the Company or such Subsidiaries. Therefore, Participant agrees that Participant shall not disclose to any person or entity or use for Participant’s own purposes during the term of such Participant’s employment with the Company or any of its Subsidiaries or at any time after the Termination Date any Confidential Information or any confidential or proprietary information of other persons or entities in the possession of the Company and its Subsidiaries (“Third Party Information”), without the prior written consent of the Board, unless and to the extent that the Confidential Information or Third Party Information becomes generally known to and available for use by the public other than as a result of Participant’s acts or omissions. Participant shall deliver to the Company at the termination or expiration of Participant’s employment with the Company and its Subsidiaries, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer files, disks and tapes, printouts and software and other documents and data (and copies thereof) embodying or relating to Third Party Information, Confidential Information, or the business of the Company or any if its Subsidiaries which Participant may then possess or have under his or her control.

SECTION 6.	TERMS AND CONDITIONS OF AWARDS OR SALES.

(a) Stock Grant or Purchase Agreement. Each award of Shares under the Plan shall be evidenced by a Stock Grant Agreement between the Grantee and the Company. Each sale of Shares under the Plan (other than upon exercise of an Option) shall be evidenced by a Stock Purchase Agreement between the Purchaser and the Company. Such award or sale shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Board of Directors deems appropriate for inclusion in a Stock Grant Agreement or Stock Purchase Agreement. The provisions of the various Stock Grant Agreements and Stock Purchase Agreements entered into under the Plan need not be identical.

(b) Duration of Offers and Nontransferability of Rights. Any right to purchase Shares under the Plan (other than an Option) shall automatically expire if not exercised by the Purchaser within 30 days after the grant of such right was communicated to the Purchaser by the Company. Such right shall not be transferable and shall be exercisable only by the Purchaser to whom such right was granted.

(c) Purchase Price. The Board of Directors shall determine the Purchase Price of Shares to be offered under the Plan at its sole discretion. The Purchase Price shall be payable in a form described in Section 8.

(d) Withholding Taxes. As a condition to the award, purchase, vesting or transfer of Shares, the Grantee or Purchaser shall make such arrangements as the Board of Directors may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such event.

(e) Transfer Restrictions and Forfeiture Conditions. Any Shares awarded or sold under the Plan shall be subject to the forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as all other Common Shares as set forth in the Plan and the Amended and Restated Memorandum and Articles of Association.

SECTION 7.	TERMS AND CONDITIONS OF OPTIONS.

(a) Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. The Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Board of Directors deems appropriate for inclusion in a Stock Option Agreement. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

(b) Number of Shares. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 9. The Stock Option Agreement shall also specify whether the Option is an ISO or a Nonstatutory Option.

(c) Exercise Price. Each Stock Option Agreement shall specify the Exercise Price. The Exercise Price of an Option shall not be less than 100% of the Fair Market Value of a Share on the Date of Grant, and in the case of an ISO a higher percentage may be required by Section 3(b). Subject to the preceding sentence, the Exercise Price shall be determined by the Board of Directors at its sole discretion. The Exercise Price shall be payable in a form described in Section 8. This Subsection (c) shall not apply to an Option granted pursuant to an assumption of, or substitution for, another option in a manner that complies with Section 424(a) of the Code (whether or not the Option is an ISO).

(d) Exercisability. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. No Option shall be exercisable unless the Optionee (i) has delivered an executed copy of the Stock Option Agreement to the Company or (ii) otherwise agrees to be bound by the terms of the Stock Option Agreement. The

Board of Directors shall determine the exercisability provisions of the Stock Option Agreement at its sole discretion. All of an Optionee’s Options shall become exercisable in full if Section 9(b)(iv) applies.

(e) Basic Term. The Stock Option Agreement shall specify the term of the Option. The term shall not exceed the term of the Plan, and in the case of an ISO a shorter term may be required by Section 3(b). Subject to the preceding sentence, the Board of Directors at its sole discretion shall determine when an Option is to expire.

(f) Termination of Service (Except by Death). If an Optionee’s Service terminates for any reason other than the Optionee’s death, then the Optionee’s Options shall expire on the earliest of the following dates:

(i) The expiration date determined pursuant to Subsection (e) above;

(ii) The date which is 90 days after the termination of the Optionee’s Service for any reason other than Disability, or such earlier or later date as the Board of Directors may determine (but in no event earlier than 30 days after the termination of the Optionee’s Service); or

(iii) The date which is 180 days after the termination of the Optionee’s Service by reason of Disability, or such later date as the Board of Directors may determine.

The Optionee may exercise all or part of the Optionee’s Options at any time before the expiration of such Options under the preceding sentence, but only to the extent that such Options had become exercisable before the Optionee’s Service terminated (or became exercisable as a result of the termination) and the underlying Shares had vested before the Optionee’s Service terminated (or vested as a result of the termination). The balance of such Options shall lapse when the Optionee’s Service terminates. In the event that the Optionee dies after the termination of the Optionee’s Service but before the expiration of the Optionee’s Options, all or part of such Options may be exercised (prior to expiration) by the executors or administrators of the Optionee’s estate or by any person who has acquired such Options directly from the Optionee by beneficiary designation, bequest or inheritance, but only to the extent that such Options had become exercisable before the Optionee’s Service terminated (or became exercisable as a result of the termination) and the underlying Shares had vested before the Optionee’s Service terminated (or vested as a result of the termination).

(g) Leaves of Absence. For purposes of Subsection (f) above, Service shall be deemed to continue while the Optionee is on a bona fide leave of absence, if such leave was approved by the Company in writing and if continued crediting of Service for this purpose is expressly required by the terms of such leave or by applicable law (as determined by the Company).

(h) Death of Optionee. If an Optionee dies while the Optionee is in Service, then the Optionee’s Options shall expire on the earlier of the following dates:

(i) The expiration date determined pursuant to Subsection (e) above; or

(ii) The date which is 1 year after the Optionee’s death, or such earlier or later date as the Board of Directors may determine (but in no event earlier than 180 days after the Optionee’s death).

All or part of the Optionee’s Options may be exercised at any time before the expiration of such Options under the preceding sentence by the executors or administrators of the Optionee’s estate or by any person who has acquired such Options directly from the Optionee by beneficiary designation, bequest or inheritance, but only to the extent that such Options had become exercisable before the Optionee’s death (or became exercisable as a result of the death) and the underlying Shares had vested before the Optionee’s death (or vested as a result of the Optionee’s death). The balance of such Options shall lapse when the Optionee dies.

(i) Post-Exercise Restrictions on Transfer of Shares. Any Shares issued upon exercise of an Option shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Board of Directors may determine. Such restrictions shall be set forth in the applicable Stock Option Agreement and shall apply in addition to any restrictions that may apply to holders of Shares generally.

(j) Pre-Exercise Restrictions on Transfer of Options or Shares. An Option shall be transferable by the Optionee only by (i) a beneficiary designation, (ii) a will or (iii) the laws of descent and distribution, except as provided in the next sentence. If the applicable Stock Option Agreement so provides, a Nonstatutory Option shall also be transferable by gift or domestic relations order to a Family Member of the Optionee. An ISO may be exercised during the lifetime of the Optionee only by the Optionee or by the Optionee’s guardian or legal representative. In addition, an Option shall comply with all conditions of Rule 12h-1(f)(1) under the Exchange Act until the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act. Such conditions include, without limitation, the transferability restrictions set forth in Rule 12h-1(f)(1)(iv) and (v) under the Exchange Act, which shall apply to an Option and, prior to exercise, to the Shares to be issued upon exercise of such Option during the period commencing on the Date of Grant and ending on the earlier of (i) the date when the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or (ii) the date when the Company makes a determination that it will cease to rely on the exemption afforded by Rule 12h-1(f)(1) under the Exchange Act. During such period, an Option and, prior to exercise, the Shares to be issued upon exercise of such Option shall be restricted as to any pledge, hypothecation or other transfer by the Optionee, including any short position, any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) or any “call equivalent position” (as defined in Rule 16a-1(b) under the Exchange Act).

(k) Withholding Taxes. As a condition to the grant or exercise of an Option, the Optionee shall make such arrangements as the Board of Directors may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such grant or exercise. The Optionee shall also make such arrangements as the Board of Directors may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the vesting or transfer of Shares acquired by exercising an Option or any similar event.

(l) No Rights as a Member. An Optionee, or a transferee of an Optionee, shall have no rights as a member with respect to any Shares covered by the Optionee’s Option until such person becomes entitled to receive such Shares by filing a notice of exercise and paying the Exercise Price pursuant to the terms of such Option.

(m) Modification, Extension and Assumption of Options. Within the limitations of the Plan, the Board of Directors may modify, extend or assume outstanding Options or may accept the cancellation of outstanding Options (whether granted by the Company or another issuer) in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, impair the Optionee’s rights or increase the Optionee’s obligations under such Option.

(n) Company’s Right to Cancel Certain Options. Any other provision of the Plan or a Stock Option Agreement notwithstanding, the Company shall have the right at any time to cancel an Option that was not granted in compliance with Rule 701 under the Securities Act. Prior to canceling such Option, the Company shall give the Optionee not less than 30 days’ notice in writing. If the Company elects to cancel such Option, it shall deliver to the Optionee consideration with an aggregate Fair Market Value equal to the excess of (i) the Fair Market Value of the Shares subject to such Option as of the time of the cancellation over (ii) the Exercise Price of such Option. The consideration may be delivered in the form of cash or cash equivalents, in the form of Shares, or a combination of both. If the consideration would be a negative amount, such Option may be cancelled without the delivery of any consideration.

SECTION 8.	PAYMENT FOR SHARES.

(a) General Rule. The entire Purchase Price or Exercise Price of Shares issued under the Plan shall be payable in cash at the time when such Shares are purchased, except as otherwise provided in this Section 8.

(b) Services Rendered. At the discretion of the Board of Directors, Shares may be awarded under the Plan in consideration of services rendered to the Company or a Subsidiary prior to the award.

(c) Surrender of Stock. At the discretion of the Board of Directors, all or any part of the Exercise Price may be paid by surrendering, or attesting to the ownership of, Shares that are already owned by the Optionee. Such Shares shall be surrendered to the Company in good form for transfer and shall be valued at their Fair Market Value as of the date when the Option is exercised.

(d) Exercise/Sale. To the extent that a Stock Option Agreement so provides, and if the Stock is publicly traded, all or part of the Exercise Price and any withholding taxes may be paid by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell the Shares and to deliver all or part of the sales proceeds to the Company.

(e) Other Forms of Payment. To the extent that a Stock Purchase Agreement or Stock Option Agreement so provides, the Purchase Price or Exercise Price of Shares issued under the Plan may be paid in any other form permitted by laws of the Cayman Islands, as amended.

SECTION 9.	ADJUSTMENT OF SHARES.

(a) General. In the event of a reorganization, recapitalization, stock dividend or stock split, or combination or other change in the Shares or any merger, consolidation or exchange of shares, the Board or the Committee may, in order to prevent the dilution or enlargement of rights under outstanding options, make such adjustments in the number and type of shares authorized by this Plan, the number and type of shares covered by outstanding options (including the issuer thereof in the case of a merger, consolidation or exchange in which the surviving entity or a parent thereof assumes or replaces all or a portion of the outstanding options) and the exercise prices specified therein as may be determined by the Board or the Committee to be appropriate and equitable. The issuance by the Company of shares of stock of any class, or options or securities exercisable or convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale, or upon the exercise of rights or warrants to subscribe therefor, or upon exercise or conversion of other securities, and the incurrence by the Company or any of its subsidiaries of any indebtedness, shall not affect, and no adjustment by reason thereof shall be made with respect to the number or price of Shares of Stock then subject to any options.

(b) Mergers and Consolidations; Sale of the Company. In the event of a merger, consolidation or any other transaction constituting a Sale of the Company, the Board of Directors may provide, in its discretion, that (i) any unvested Option shall be terminated without payment or consideration of any kind, (ii) any vested Option shall be terminated in exchange for consideration in such amount as the Board of Directors may determine, but not less than the product of (A) the excess of the Fair Market Value per share of Stock (measured as of the date of such Sale of the Company) over such Option’s Exercise Price multiplied by (B) the number of Shares issuable upon exercise of such Option, (iii) a cash payment to the Holders of any Option, without any consent of the Holders, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the Fair Market Value as determined by the Board of Directors of the consideration payable per share of Stock pursuant to the Sale of the Company (the “Sale Price”) times the number of Shares subject to outstanding Options being cancelled (to the extent then vested and exercisable, including by reason of acceleration in connection with the Sale of the Company, at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding vested and exercisable Options and/or (iv) make any other determination as to the treatment of Options in connection with such transaction as the Board of Directors may determine. Any escrow, holdback, earnout or similar provisions in the definitive relating to such transaction may apply to any payment to the holders of Options to the same extent and in the same manner as such provisions apply to the holders of Shares. If the Exercise Price of the Shares subject to the Option exceeds the Fair Market Value of such Shares, then the Option may be cancelled without making a payment to the Optionee.

(c) Reservation of Rights. Except as provided in this Section 9, a Grantee, Purchaser or Optionee shall have no rights by reason of (i) any subdivision or consolidation of shares of stock of any class, (ii) the payment of any dividend or (iii) any other increase or decrease in the number of shares of stock of any class. Any issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION 10.	REPURCHASE PROVISIONS.

(a) Repurchase Option. If a Participant is no longer employed (or in the case of a Participant who was not an employee, the date on which such Participant is no longer acting as a director or officer of, or consultant or advisor to, the Company or any of its Subsidiaries) by the Company or its Subsidiaries for any reason, the Shares (whether held by such Participant or one or more transferees of such Participant, other than the Company or any Investor) will be subject to repurchase by the Investors and the Company (each of the aforementioned solely at their option) pursuant to the terms and conditions set forth in this Section 10 (the “Repurchase Option”).

(b) Repurchase Price. Commencing upon the later of (i) the Termination Date and (ii) the 181st day following the acquisition of the Shares subject to such repurchase, the Investors and the Company may elect to repurchase all or any portion of the Shares at a price per share equal to (1) in the event of such Participant’s termination for Cause, at the lower of Original Cost or Fair Market Value (as of the Termination Date) and (2) otherwise, at Fair Market Value (as of the Termination Date). The price per share may be modified in any separate agreement between the Company and a Participant. In the event any rights pursuant to the Repurchase Option may arise, the Company will promptly notify the Investors thereof.

(c) Repurchase Procedures. Subject to Section 10(b), each Investor may elect to exercise the Repurchase Option to purchase up to its pro rata share (determined based upon the number of shares of Stock then held by each such Investor) by delivering written notice (the “Initial Repurchase Notice”) to the holder or holders of the Shares, the Company and the other Investors no later than sixty (60) days after the later of (i) the Termination Date and (ii) the 181st day following the acquisition of the Shares subject to repurchase. To the extent that any of the Investors do not elect to repurchase their full allotment of Shares no later than the fifth business day following delivery of the first Initial Repurchase Notice delivered by any Investor (and, immediately following the completion of such fifth business day, the Company will notify in writing each of the Investors if any of the Investors have not elected to purchase their full allotment of Shares), the other Investors shall be entitled to purchase all or any portion of the remaining Shares by providing notice (the “Supplemental Repurchase Notice”) to each of the parties receiving the Initial Repurchase Notice within ten (10) business days following the delivery of the first Initial Repurchase Notice delivered by any Investor; provided that if in the aggregate such Investors elect to purchase more than the remaining available Shares, such remaining available Shares purchased by each Investor will be reduced on a pro rata basis based upon the number of shares of Stock then held by each electing Investor. To the extent that, after giving effect to the reoffer pursuant to the immediately preceding sentence, any portion of the Shares are not being repurchased by the Investors, the Company may exercise the Repurchase Option for the remaining Shares by delivering written notice (a “Company Repurchase Notice”

and together with the Initial Repurchase Notice and Supplemental Repurchase Notice, a “Repurchase Notice”) to the holder or holders of the applicable Shares within ten (10) business days of the expiration of the latest period during which the Investors were entitled to deliver Repurchase Notices. Each Repurchase Notice will set forth the number of Shares to be acquired from such holder(s), the aggregate consideration to be paid for such Shares and the time and place for the closing of the transaction. If any Shares are held by any transferees of a Participant, the Investors and the Company, as the case may be, will purchase the shares elected to be purchased from all such holder(s) of Shares, pro rata according to the number of Shares held by each such holder(s) at the time of delivery of such Repurchase Notice (determined as nearly as practicable to the nearest share).

(d) Closing. The closing of the transactions contemplated by this Section 10 will take place on the date designated in the applicable Repurchase Notice, which date will not be more than ninety (90) days after the delivery of such notice. Each Investor will pay for the Shares to be purchased by it by delivery of a check payable to the holder of such Shares. The Company will pay for the Shares to be purchased by it by first offsetting amounts outstanding under any bona fide debts owing by such Participant to the Company or any of its Subsidiaries, now existing or hereinafter arising (irrespective as to whether such amounts are owing by the holder of such Shares), and will pay the remainder of the purchase price by, at its option, delivery of (i) a check payable to the holder of such Shares, (ii) a subordinated promissory note payable in three equal annual installments commencing on the closing of such purchase and bearing interest at a rate per annum equal to 4% or (iii) both (i) and (ii), in the aggregate amount of the purchase price for such shares. Any notes issued by the Company pursuant to this Section 10(d) shall be subject to any restrictive covenants to which the Company or its Subsidiaries are subject at the time of such purchase. Notwithstanding anything to the contrary contained herein, all repurchases of Shares by the Company will be subject to applicable restrictions contained in the corporation law, including without limitation the Companies Law (as revised) of the Cayman Islands, the Memorandum and Articles of Association (as amended and restated from time to time) and in the Company’s and its Subsidiaries’ debt and equity financing agreements. If any such restrictions prohibit the repurchase of Shares hereunder which the Company is otherwise entitled to make, the Company may make such repurchases within ninety (90) days after the date on which it is permitted to do so under such restrictions; provided that, for the avoidance of doubt, in such instance the price to be paid for the Shares being repurchased shall remain the price determined pursuant to Section 10(b) above as of the Termination Date. The Investors and/or the Company, as the case may be, will receive customary representations and warranties from each seller regarding the sale of the Shares, including, but not limited to, representations that such seller has good and marketable title to the Shares to be transferred free and clear of all liens, claims and other encumbrances.

(e) Termination of Repurchase Option. The provisions of this Section 10 will terminate upon the occurrence of a Termination Event.

SECTION 11.	MISCELLANEOUS PROVISIONS.

(a) Securities Law Requirements. Shares shall not be issued under the Plan unless the issuance and delivery of such Shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded. The Company shall not be liable for a failure to issue Shares that is attributable to such requirements.

(b) No Retention Rights. Nothing in the Plan or in any right or Option granted under the Plan shall confer upon the Participant, Purchaser or Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining the Participant, Purchaser or Optionee) or of the Participant, Purchaser or Optionee, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause.

(c) Treatment as Compensation. Any compensation that an individual earns or is deemed to earn under this Plan shall not be considered a part of his or her compensation for purposes of calculating contributions, accruals or benefits under any other plan or program that is maintained or funded by the Company, a Parent or a Subsidiary.

(d) Governing Law. The Plan and all awards, sales and grants under the Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware, as such laws are applied to contracts entered into and performed in such State.

SECTION 12.	DURATION AND AMENDMENTS.

(a) Effective Date of the Plan. The Plan, as set forth herein, shall become effective on the date of its adoption by the Board of Directors, subject to the approval of the Company’s members. If the Members fail to approve the Plan within 12 months after its adoption by the Board of Directors, then any grants, exercises or sales that have already occurred under the Plan shall be rescinded and no additional grants, exercises or sales shall thereafter be made under the Plan. No Options will be granted under the Plan after the date which is ten (10) years after the date the Board of Directors adopted the Plan.

(b) Right to Amend or Terminate the Plan. The Board of Directors may amend, suspend or terminate the Plan at any time and for any reason; provided, however, that any amendment of the Plan shall be subject to the approval of the Company’s members, e.g. the Investors and holders of Common Stock, (by majority vote) if it (i) increases the number of Shares available for issuance under the Plan (except as provided in Section 9) or (ii) materially changes the class of persons who are eligible for the grant of ISOs. Member approval shall not be required for any other amendment of the Plan. If the members fail to approve an increase in the number of Shares reserved under Section 4 within 12 months after its adoption by the Board of Directors, then any grants, exercises or sales that have already occurred in reliance on such increase shall be rescinded and no additional grants, exercises or sales shall thereafter be made in reliance on such increase.

(c) Effect of Amendment or Termination. No Shares shall be issued or sold under the Plan after the termination thereof, except upon exercise of an Option (or any other right to purchase Shares) granted under the Plan prior to such termination. The termination of the Plan, or any amendment thereof, shall not affect any Share previously issued or any Option previously granted under the Plan.

SECTION 13.	DEFINITIONS.

(a) “Board of Directors” shall mean the Board of Directors of the Company, as constituted from time to time.

(b) “Cause” shall have the meaning ascribed to such term in any written employment agreement between the Company or any Subsidiary of the Company and Optionee, or in the absence of any such written agreement, shall mean that the Board, in good faith, determines that the Optionee has: (i) breached, continued to breach or failed to perform any of Optionee’s material obligations under any written agreement between the Company or any Subsidiary of the Company and such Optionee or continued breach of any other material obligation to the Company that could reasonably be expected to result in material harm to the Company or any of its Subsidiaries within 30 days after receiving notice from the Company of such breach or failure; (ii) continued failure or refusal to perform any material duty or responsibility to the Company or any of its Subsidiaries within 10 days after receiving notice from the Company of Optionee’s failure or refusal to do so; (iii) reported to work under the influence of alcohol or other controlled substances after receiving written notice from the Company that such actions would result in the termination of employment; (iv) engaged in the use of illegal drugs; (v) engaged in intentional, knowing or reckless misconduct or gross negligence in connection with any property, assets or activity of the Company or its affiliates; (vi) committed an act of fraud, embezzlement or dishonesty, the purpose or effect of which adversely affects the Company or any of its Subsidiaries; (vii) engaged in conduct that constitutes the breach of any statutory or common law duty of loyalty to the Company or any of its Subsidiaries or intentionally or knowingly violated or failed to comply with laws or regulations applicable to the Company or its Subsidiaries; (viii) committed a felony or entered a plea of guilty or nolo contendere (or its equivalent) to a felony; (ix) engaged in any material unauthorized use or disclosure of any proprietary or confidential information or trade secrets of the Company or any of its Subsidiaries; or (x) violated any of the Company’s or its Subsidiaries’ established material employment policies in effect from time to time which violation, if curable, is not cured within thirty (30) days after written notice to Optionee, or, if cured, such violation recurs within one hundred eighty days (180) days.

(c) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(d) “Committee” shall mean a committee of the Board of Directors, as described in Section 2(a).

(e) “Company” shall mean Ichor Holdings, Ltd., a Cayman Islands exempted limited company.

(f) “Consultant” shall mean a person who performs bona fide services for the Company, a Parent or a Subsidiary as a consultant or advisor, excluding Employees and Outside Directors.

(g) “Date of Grant” shall mean the date of grant specified in the applicable Stock Option Agreement, which date shall be the later of (i) the date on which the Board of Directors resolved to grant the Option or (ii) the first day of the Optionee’s Service.

(h) “Disability” shall mean that the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment.

(i) “Employee” shall mean any individual who is a common law employee of the Company, a Parent or a Subsidiary.

(j) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(k) “Exercise Price” shall mean the amount for which one Share may be purchased upon exercise of an Option, as specified by the Board of Directors in the applicable Stock Option Agreement.

(l) “Fair Market Value” shall mean the fair market value of a Share, as determined by the Board of Directors in good faith. Such determination shall be conclusive and binding on all persons.

(m) “Family Member” shall mean (i) any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, (ii) any person sharing the Optionee’s household (other than a tenant or employee), (iii) a trust in which persons described in Clause (i) or (ii) have more than 50% of the beneficial interest, (iv) a foundation in which persons described in Clause (i) or (ii) or the Optionee control the management of assets and (v) any other entity in which persons described in Clause (i) or (ii) or the Optionee own more than 50% of the voting interests.

(n) “Grantee” shall mean a person to whom the Board of Directors has awarded Shares under the Plan.

(o) “Investors” shall mean each of Francisco Partners III (Cayman), L.P. and Francisco Partners Parallel Fund III (Cayman), L.P., so long as each is a shareholder in the Company.

(p) “ISO” shall mean an employee incentive stock option described in Section 422(b) of the Code.

(q) “Nonstatutory Option” shall mean a stock option not described in Sections 422(b) or 423(b) of the Code.

(r) “Option” shall mean an ISO or Nonstatutory Option granted under the Plan and entitling the holder to purchase Shares.

(s) “Option Shares” means the shares of the Company’s Stock acquired (or to be acquired) pursuant to the exercise of any Option.

(t) “Optionee” shall mean a person who holds an Option.

(u) “Original Cost” of each Option Share will be equal to the price paid therefor (in each case, as proportionally and equitably adjusted for all stock splits, stock dividends and other recapitalizations affecting such share of Stock subsequent to any such purchase).

(v) “Outside Director” shall mean a member of the Board of Directors who is not an Employee.

(w) “Parent” shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

(x) “Participant” shall mean any present or future employees, directors, officers, consultants or advisors of the Company or its Subsidiaries selected in the sole discretion of the Committee to receive Options or Shares in the Company.

(y) “Plan” shall mean this Ichor Holdings, Ltd. 2012 Equity Incentive Plan.

(z) “Purchase Price” shall mean the consideration for which one Share may be acquired under the Plan (other than upon exercise of an Option), as specified by the Board of Directors.

(aa) “Purchaser” shall mean a person to whom the Board of Directors has offered the right to purchase Shares under the Plan (other than upon exercise of an Option).

(bb) “Securities Act” shall mean the Securities Act of 1933, as amended.

(cc) “Service” shall mean service as an Employee, Outside Director or Consultant.

(dd) “Sale of the Company” shall mean either: (a) a transaction or series of related transactions in which a Person, or a group of related Persons, acquires from Members of the Company shares representing more than fifty percent (50%) of the outstanding voting power of the Company (a “Stock Sale”); or (b) a transaction other than a Stock Sale that qualifies as a Deemed Liquidation Event (as defined in the Company’s Articles of Association).

(ee) “Share” shall mean one share of Stock, as adjusted in accordance with Section 9 (if applicable).

(ff) “Stock” shall mean the Common Stock of the Company.

(gg) “Stock Grant Agreement” shall mean the agreement between the Company and a Grantee who is awarded Shares under the Plan that contains the terms, conditions and restrictions pertaining to the award of such Shares.

(hh) “Stock Option Agreement” shall mean the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to the Optionee’s Option.

(ii) “Stock Purchase Agreement” shall mean the agreement between the Company and a Purchaser who purchases Shares under the Plan that contains the terms, conditions and restrictions pertaining to the purchase of such Shares.

(jj) “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

(kk) “Termination Date” means the first date on which a Grantee is no longer employed (or in the case of a Grantee who was not an employee, the first date on which such Grantee is no longer acting as a director or officer of, or consultant or advisor to, the Company or its Subsidiaries) by the Company or its Subsidiaries for any reason.

(ll) “Termination Event” means (i) any Sale of the Company or (ii) any sale or transfer to any third party of shares of the Company’s capital stock by the holders thereof as a result of which any person or group other than investment funds managed by the Investors obtains the voting power (under ordinary circumstances) to elect a majority of the Company’s board of directors.

* * * * *

EXHIBIT 1

SPOUSAL CONSENT

The undersigned spouse hereby acknowledges that I have read the following plans, arrangements and agreements to which my spouse is a party or subject:

Ichor Holdings, Ltd. Option Agreement, dated             ,

Ichor Holdings, Ltd. 2012 Stock Option Plan (the “Plan”)

and that I understand their contents. I am aware that such plans, arrangements and agreements (i) provide for the repurchase, under certain circumstances, of any and all shares of capital stock of Ichor Holdings, Ltd., a Cayman Islands corporation (the “Company”), that are ever acquired by my spouse pursuant to the Plan and (ii) impose certain obligations upon my spouse and restrictions on transfer of my spouse’s shares of capital stock of the Company under certain circumstances. I agree that my spouse’s interest in the capital stock of the Company is subject to the documents referred to above and the other agreements referred to therein and any interest I may have in the Company or in such capital stock shall be irrevocably bound by these agreements and the other agreements referred to therein, and further agree that any community property interest of mine (if any) shall be similarly bound by these agreements.

For the benefit of the Company (which is relying hereon), the undersigned spouse irrevocably constitutes and appoints, on behalf of himself or herself and his or her heirs, legatees and assigns,                     , who is the spouse of the undersigned (the “Shareholder”), as the undersigned’s true and lawful attorney and proxy in his or her name, place and stead to sign, make, execute, acknowledge, deliver, file and record all documents which may be required, and to manage, vote, act and make all decisions with respect to (whether necessary, incidental, convenient or otherwise), any and all shares or capital stock or options to acquire capital stock of the Company in which the undersigned now has or hereafter acquires any interest and in any and all shares of the Company now or hereafter held of record by the Shareholder (including but not limited to the right, without further signature, consent or knowledge of the undersigned spouse, to exercise or not to exercise any and all options under any appropriate agreements and to exercise amendments and modifications of and to terminate the foregoing agreements and to dispose of any and all shares of capital stock or options to acquire capital stock of the Company), with all powers the undersigned spouse would possess if personally present, it being expressly understood and intended by the undersigned that the foregoing power of attorney and proxy is coupled with an interest; and this power of attorney is a durable power of attorney and will not be affected by disability, incapacity or death of the Shareholder, or dissolution of marriage and this proxy will not terminate without consent of the Shareholder and the Company.

Shareholder/Option Plan Grantee:	Spouse of Shareholder/Option Grantee:

Signature	Signature

Printed Name	Printed Name

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